UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2024

Valkyrie Bitcoin Fund

(Exact name of registrant as specified in its charter)

Delaware	001-41909	86-6430837
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

320 Seven Springs Way, Suite 250 Brentwood, Tennessee (Address of principal executive offices)	37027 (zip code)

Registrant’s telephone number, including area code: (218) 255-9743

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest of Valkyrie Bitcoin Fund	BRRR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 17, 2024, Valkyrie Bitcoin Fund (the “Trust”) and BitGo Trust Company, Inc. (“BitGo”), a South Dakota trust company duly organized and chartered under the South Dakota Banking Law, entered into a Custodial Services Agreement (the “Agreement”). Pursuant to the Agreement, BitGo will provide services related to custody and safekeeping of the Trust’s bitcoin holdings. The Agreement requires the Trust to indemnify BitGo and certain of its affiliates and services providers against certain losses arising or related to the Trust’s use of the services, breach of the Agreement or violation of applicable law. The Agreement also requires BitGo to maintain an insurance policy which covers, at a minimum, copying and theft of private keys, insider theft or dishonest acts by BitGo employees or executives, and loss of keys and theft of assets directly related to BitGo’s custody of keys. The Agreement commenced on January 17, 2024 and will continue for one (1) year, unless earlier terminated in accordance with the terms of the Agreement. After the initial term, the Agreement will automatically renew for successive renewal terms, as established in the Agreement, unless either party notifies the other of its intention not to renew with a prior-notice. BitGo may terminate the Agreement for any reason upon providing at least thirty (30) days’ written notice to the Trust and to the Sponsor, or immediately if BitGo perceives a risk of legal or regulatory non-compliance associated with the Trust’s custodial account activity, among other things. The Sponsor may terminate the Agreement at any time upon providing at least 30 days’ written notice to BitGo, paying outstanding amounts and an early termination fee.

The Sponsor expects to utilize BitGo’s services to custody a portion of the Trust’s bitcoin beginning on or about the date of this report.

The Trust’s existing custody arrangement with Coinbase Trust Company, LLC (“Coinbase”) is unaffected by the entry into the Agreement. The Sponsor anticipates utilizing the custodial services of both Coinbase and BitGo to custody the Trust’s bitcoin.

The Sponsor’s policy on allocating the Trust’s bitcoin between Coinbase and BitGo and addition details regarding the Agreement and BitGo’s custody services are described the Trust’s Prospectus dated January 10, 2024, as amended February 1, 2024, as filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

10.14	BitGo Custodial Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2024	Valkyrie Bitcoin Fund
Valkyrie Digital Assets LLC, as Sponsor of the Valkyrie Bitcoin Fund

By:	/s/ Leah Wald
Name	Leah Wald
Title:	Chief Executive Officer